Exhibit 99.01

News Release
MEDIA CONTACT:	INVESTOR CONTACT:
Yunsun Wee	Helyn Corcos
Symantec Corp.	Symantec Corp.
424-750-7582	408-517-8324
ywee@symantec.com	hcorcos@symantec.com
Symantec Reports Solid Second Quarter Results
Improved business operations contribute to better than expected revenue performance
CUPERTINO, Calif. — Oct. 24, 2007 — Symantec Corp. (Nasdaq: SYMC) today reported the results of its second quarter of fiscal year 2008, ended Sept. 28, 2007. GAAP revenue for the quarter was $1.42 billion and non-GAAP revenue was $1.44 billion. Non-GAAP revenue, including revenue from the Altiris acquisition, grew 13 percent over the comparable period a year ago.
GAAP deferred revenue at the end of the September 2007 quarter was $2.60 billion, compared to $2.33 billion at the end of the September 2006 quarter. Non-GAAP deferred revenue at the end of the quarter reached $2.62 billion, up 12 percent compared to $2.35 billion at the end of the September 2006 quarter.
Cash flow from operating activities for the September 2007 quarter was $331 million, up 20 percent compared to $277 million for the September 2006 quarter.
GAAP Results: GAAP net income for the September 2007 quarter was $50 million, compared to $126 million in the September 2006 quarter. Diluted earnings per share of $0.06 compared to earnings per share of $0.13 for the same quarter last year. The earnings per share result includes a write-down of $87 million associated with non-strategic Data Center Management assets.
Non-GAAP Results: Non-GAAP net income for the September 2007 quarter was $263 million, compared to $261 million for the same quarter last year. Non-GAAP diluted earnings per share were $0.29, up 11 percent compared to diluted earnings per share of $0.26 for the same quarter last year. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the condensed consolidated financial statements below.
“With strong demand for a number of our emerging enterprise technology solutions and improving business operations, our team delivered a solid quarter,” said John W. Thompson, chairman and chief executive officer, Symantec. “Core business areas like our consumer business and our Windows-based backup solutions had strong results, which contributed to healthy cash flow performance this quarter.”
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Symantec Reports Solid Second Quarter Revenue and Earnings

Financial Highlights
For the quarter, Symantec’s Consumer segment represented 30 percent of total non-GAAP revenue and grew 10 percent year-over-year. The Security and Data Management segment represented 30 percent of total revenue and grew 7 percent year-over-year. The Data Center Management segment represented 28 percent of total revenue and grew 7 percent year-over-year. Services represented 6 percent of total revenue and grew 30 percent year-over-year. The Altiris segment includes revenues from the acquisition of Altiris and Symantec’s Ghost, pcAnywhere and LiveState Delivery solutions, and represented 6 percent of total revenue.
International revenues represented 51 percent of total non-GAAP revenue in the September 2007 quarter and grew 15 percent year-over-year. The Europe, Middle East and Africa region represented 32 percent of total revenue for the quarter and grew 20 percent year-over-year. The Asia Pacific/Japan revenue for the quarter represented 14 percent of total revenue and grew 9 percent year-over-year. The Americas, including the United States, Latin America and Canada, represented 54 percent of total revenue and increased 10 percent year-over-year.
December Quarter 2007 Guidance
For the December 2007 quarter, GAAP revenue is estimated between $1.41 billion and $1.45 billion. GAAP diluted earnings per share are estimated between $0.06 and $0.11.
Non-GAAP revenue for the December 2007 quarter is estimated between $1.425 billion and $1.465 billion. Non-GAAP diluted earnings per share are estimated between $0.25 and $0.30.
GAAP deferred revenue is expected to be in the range of $2.635 billion and $2.785 billion. Non-GAAP deferred revenue is expected to be in the range of $2.65 billion and $2.80 billion.
For the December 2007 quarter, we expect cash flow from operating activities to be below the December 2006 quarter cash flow from operating activities of $454 million.
Quarterly Highlights
Symantec signed 302 contracts worldwide versus 292 contracts in the same period a year ago worth more than $300,000 each. Sixty-four contracts were worth more than $1 million each versus 67 contracts in the same period a year ago. In the September 2007 quarter, more than 75 percent of our large deals were multiple product deals.
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Symantec Reports Solid Second Quarter Revenue and Earnings

In North America, Symantec signed new or extended agreements with customers including East Tennessee State University, a regional public university serving more than 13,000 students; US Airways, the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide; Texas Children’s Hospital, an internationally recognized full-care pediatric hospital located in the Texas Medical Center in Houston; Pittsburgh Public Schools, serving 29,447 students in 65 schools; GCI, which provides residential and business telecommunications services to residents of Alaska; and The California Department of Transportation, managing more than 45,000 freeway miles and more within the state of California.
International customers from the quarter included Contax S.A., a leading Brazilian provider of telephone, e-mail, postal, and Internet contact services; Pearson, an international media company with world-leading businesses in education, business information and consumer publishing; GS Home Shopping, the leader in Korea’s home shopping industry; AMS, the Swedish National Labor Market Administration; AC Hotels, the Spanish hotel chain; and The London Stock Exchange.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the fiscal second quarter, ended Sept. 28, 2007, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information and interactions by delivering software and services that address risks to security, availability, compliance and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
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Symantec Reports Solid Second Quarter Revenue and Earnings

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue, earnings per share, deferred revenue and cash flow from operations, as well as projections of amortization of acquisition-related intangibles and stock-based compensation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 30, 2007.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets

	September 30,	March 31,
	2007	2007
	(In thousands)
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,388,364	$2,559,034
Short-term investments	627,478	428,619
Trade accounts receivable, net	601,837	666,968
Inventories	32,735	42,183
Deferred income taxes	172,422	165,323
Other current assets(1)	206,840	208,920

Total current assets	3,029,676	4,071,047
Property and equipment, net	1,125,560	1,092,240
Acquired product rights, net	788,884	909,878
Other intangible assets, net	1,315,003	1,245,638
Goodwill	10,948,364	10,340,348
Other long-term assets	59,264	63,987
Non current deferred income taxes	49,998	27,732

Total assets	$17,316,749	$17,750,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$169,422	$149,131
Accrued compensation and benefits	324,236	307,824
Current deferred revenue	2,265,575	2,387,733
Income taxes payable	40,520	238,486
Other current liabilities (1)	191,500	234,915

Total current liabilities	2,991,253	3,318,089
Convertible senior notes	2,100,000	2,100,000
Long-term deferred revenue	333,022	366,050
Long-term deferred tax liabilities	277,041	343,848
Long-term income taxes payable	424,595	—
Other long-term obligations	85,419	21,370

Total liabilities	6,211,330	6,149,357
Stockholders’ equity:
Common stock	8,650	8,994
Capital in excess of par value	9,495,987	10,061,144
Accumulated other comprehensive income	195,814	182,933
Retained earnings	1,404,968	1,348,442

Total stockholders’ equity	11,105,419	11,601,513

Total liabilities and stockholders’ equity	$17,316,749	$17,750,870

(1)	During the second quarter of fiscal 2008, management determined that certain tangible and intangible assets and liabilities of the Data Center Management segment did not meet the long term strategic objectives of the segment. Accordingly, we have recorded a write-down of $87 million to value these assets and liabilities at the respective estimated fair value. The fair value of these assets, totaling $23 million, primarily consists of intangible assets of $18 million and is included in Other current assets on the Condensed Consolidated Balance Sheet. The liabilities of $10 million are in included in Other current liabilities on the Condensed Consolidated Balance Sheet.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006(1)	2007	2006(1)
	(Unaudited)
	(In thousands, except net income per share data)

Net revenues:
Content, subscriptions, and maintenance	$1,117,165	$955,025	$2,203,683	$1,872,571
Licenses	301,924	305,383	615,744	653,705

Total net revenues	1,419,089	1,260,408	2,819,427	2,526,276
Cost of revenues:
Content, subscriptions, and maintenance	205,572	203,524	415,238	398,660
Licenses	9,892	11,539	21,130	27,451
Amortization of acquired product rights	89,062	85,338	178,422	172,949

Total cost of revenues	304,526	300,401	614,790	599,060

Gross profit	1,114,563	960,007	2,204,637	1,927,216
Operating expenses:
Sales and marketing	595,162	464,589	1,163,692	932,038
Research and development	221,057	218,250	446,635	431,445
General and administrative	86,405	80,076	172,250	158,697
Amortization of other purchased intangible assets	56,926	50,480	113,851	101,094
Restructuring	9,578	6,220	28,578	19,478
Write-down of intangible assets (2)	86,546	—	86,546	—

Total operating expenses	1,055,674	819,615	2,011,552	1,642,752

Operating income	58,889	140,392	193,085	284,464
Interest income	19,179	34,983	40,000	62,799
Interest expense	(6,617)	(8,052)	(12,908)	(14,730)
Other income, net	1,965	15,581	3,231	15,399

Income before income taxes	73,416	182,904	223,408	347,932
Provision for income taxes	23,048	56,722	77,834	121,216

Net income	$50,368	$126,182	$145,574	$226,716

Net income per share — basic	$0.06	$0.13	$0.16	$0.23

Net income per share — diluted	$0.06	$0.13	$0.16	$0.22

Shares used to compute net income per share — basic	875,662	966,757	883,652	997,789

Shares used to compute net income per share — diluted	892,759	987,916	901,683	1,018,427

(1)	Symantec adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” or SAB 108, during the March 2007 quarter. As such, our results for the three and six months ended September 2006 include the adoption of SAB 108. We believe the resulting changes for the previously reported amounts to the quarter are immaterial. See item 15, “Summary of Significant Accounting Policies” in our March 2007 10-K for a detailed explanation of the impact of our adoption of SAB 108.

(2)	During the second quarter of fiscal 2008, management determined that certain tangible and intangible assets and liabilities of the Data Center Management segment did not meet the long term strategic objectives of the segment. Accordingly, we have recorded a write-down of $87 million to value these assets and liabilities at the respective estimated fair value.

SYMANTEC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	September 30,
	2007	2006(1)
	(Unaudited)
	(In thousands)

OPERATING ACTIVITIES:
Net income	$145,574	$226,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	127,689	126,381
Amortization	289,804	282,113
Stock-based compensation expense	81,734	82,629
Impairment of equity investments	—	2,841
Write-down of intangible assets (2)	86,546	—
Deferred income taxes	(103,900)	(17,122)
Income tax benefit from stock options	17,268	10,843
Excess income tax benefit from stock options	(13,529)	(5,894)
(Gain) loss on sale of property and equipment	3,076	(16,716)
Other	—	(144)
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	118,986	119,617
Inventories	10,497	8,157
Accounts payable	7,647	(14,015)
Accrued compensation and benefits	(418)	(16,743)
Deferred revenue	(229,013)	22,628
Income taxes payable	131,436	(157,447)
Other operating assets and liabilities	8,881	(8,964)

Net cash provided by operating activities	682,278	644,880
INVESTING ACTIVITIES:
Capital expenditures	(138,029)	(236,487)
Proceeds from sale of property and equipment	—	86,904
Cash payments for business acquisitions, net of cash and cash equivalents acquired	(852,286)	(4,590)
Purchases of available-for-sale securities	(640,570)	(42,492)
Proceeds from sales of available-for-sale securities	498,386	245,968

Net cash (used in) provided by investing activities	(1,132,499)	49,303
FINANCING ACTIVITIES:
Issuance of convertible senior notes	—	2,067,762
Purchase of hedge on convertible senior notes	—	(592,490)
Sale of common stock warrants	—	326,102
Repurchase of common stock	(899,984)	(1,866,318)
Net proceeds from sales of common stock under employee stock benefit plans	130,220	117,982
Repayment of long term liability	(7,604)	(520,000)
Restricted stock issuance	(3,050)	—
Excess tax benefit from stock options	13,529	5,894

Net cash used in financing activities	(766,889)	(461,068)
Effect of exchange rate fluctuations on cash and cash equivalents	46,440	59,049

Net (decrease) increase in cash and cash equivalents	(1,170,670)	292,164
Beginning cash and cash equivalents	2,559,034	2,315,622

Ending cash and cash equivalents	$1,388,364	$2,607,786

(1)	Symantec adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” or SAB 108, during the March 2007 quarter. As such, our results for the June and September 2006 fiscal quarters include the adoption of SAB 108. We believe the resulting changes to the previously reported amounts to the quarter are immaterial. See item 15, “Summary of Significant Accounting Policies” in our March 2007 10-K for a detailed explanation of the impact of our adoption of SAB 108.

(2)	During the second quarter of fiscal 2008, management determined that certain tangible and intangible assets and liabilities of the Data Center Management segment did not meet the long term strategic objectives of the segment. Accordingly, we have recorded a write-down of $87 million to value these assets and liabilities at the respective estimated fair value.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue, Net Income and Net Income Per Share to
Non-GAAP Revenue, Non-GAAP Net Income and Non-GAAP Net Income Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006(11)	2007	2006(11)

NET REVENUES:
GAAP net revenues	$1,419,089	$1,260,408	$2,819,427	$2,526,276
Fair value adjustment to Altiris deferred revenue(1)	13,505	—	29,861	—
Fair value adjustment to Veritas deferred revenue(1)	4,738	12,984	10,888	35,265

Non-GAAP net revenues	$1,437,332	$1,273,392	$2,860,176	$2,561,541

NET INCOME:
GAAP net income:	$50,368	$126,182	$145,574	$226,716
Fair value adjustment to Altiris deferred revenue(1)	13,505	—	29,861	—
Fair value adjustment to Veritas deferred revenue(1)	4,738	12,984	10,888	35,265
Amortization of acquired product rights(2)	89,063	85,339	178,423	172,950
Executive incentive bonuses(3)	1,314	1,083	3,116	3,057
Stock-based compensation(4)	40,989	45,811	81,733	82,670
Restructuring(5)	9,578	6,220	28,578	19,478
Integration(6)	—	—	441	—
Amortization of other intangible assets(7)	56,926	50,481	113,851	101,095
Write-down of intangible assets (8)	86,546	—	86,546	—
Income tax effect on above items(9)	(90,391)	(49,870)	(153,677)	(109,559)
Gain on sale of building(10)	—	(16,768)	—	(16,768)

Non-GAAP net income	$262,636	$261,462	$525,334	$514,904

NET INCOME PER SHARE — DILUTED:
GAAP net income per share	$0.06	$0.13	$0.16	$0.22
Stock-based compensation adjustment per share, net of tax(4)	0.04	0.04	0.07	0.06
Other non-GAAP adjustments per share, net of tax(1-3, 5-10)	0.19	0.09	0.35	0.23

Non-GAAP net income per share	$0.29	$0.26	$0.58	$0.51

SHARES USED TO COMPUTE NET INCOME PER SHARE — DILUTED:
Shares used to compute GAAP and non-GAAP net income per share	892,759	987,916	901,683	1,018,427

The non-GAAP financial measures included in the tables above are non-GAAP net revenues, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of intangibles, write-downs of intangible assets and certain other items. We believe the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas and Altiris deferred revenue. We include revenue associated with Veritas and Altiris deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operations of our business.

(3)	Executive incentive bonuses. Consists of bonuses related to the Veritas and Altiris acquisitions and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operations of our business. For the three and six months ended September 30, 2007, and September 30, 2006, executive bonuses were allocated as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006(11)	2007	2006(11)
Sales and marketing	$467	$536	$899	$1,212
Research and development	160	380	309	1,245
General and administrative	687	167	1,908	600

Total executive incentive bonuses	$1,314	$1,083	$3,116	$3,057

(4)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, restricted stock awards and employee stock purchase plan determined in accordance with SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three months and six months ended September 30, 2007 and September 30, 2006, stock-based compensation was allocated as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006(11)	2007	2006(11)
Cost of revenues	$4,499	$5,183	$8,895	$9,165
Sales and marketing	13,957	17,106	28,420	31,290
Research and development	14,841	16,906	29,008	31,004
General and administrative	7,692	6,616	15,410	11,211

Total stock-based compensation	$40,989	$45,811	$81,733	$82,670

(5)	Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the ongoing operation of our business.

(6)	Integration. Consists of expenses incurred for consulting services and other professional fees associated with integration activities of acquisitions and we believe they are not directly related to the ongoing operation of our business.

(7)	Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operations of our business.

(8)	Write-down of intangible assets. During the second quarter of fiscal 2008, management determined that certain tangible and intangible assets and liabilities of the Data Center Management segment did not meet the long term strategic objectives of the segment. Accordingly, we have recorded a write-down of $87 million to value these assets and liabilities at the respective estimated fair value.

(9)	Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

(10)	Gain on sale of building. During September 2006 quarter we sold our Milpitas land and buildings for a gain. We exclude the gain on the sale of the building because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.

(11)	Symantec adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” or SAB 108, during the March 2007 quarter. As such, our results for the June and September 2006 fiscal quarters include the adoption of SAB 108. We believe the resulting changes to the previously reported amounts to the quarter are immaterial. See item 15, “Summary of Significant Accounting Policies” in our March 2007 10-K for a detailed explanation of the impact of our adoption of SAB 108.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue Components to Non-GAAP Revenue Components
(Unaudited)
(In thousands)

	Three Months Ended September 30, 2007			Three Months Ended September 30, 2006(2)
		Non-GAAP			Non-GAAP
	GAAP	Adjustments(6)	Non-GAAP	GAAP	Adjustments(7)	Non-GAAP

Net Revenues	$1,419,089	$18,243	$1,437,332	$1,260,408	$12,984	$1,273,392

Revenue By Segment: (1)
Security and Data Management	$422,464	$746	$423,210	$394,892	$2,232	$397,124
Data Center Management	$398,355	$3,992	$402,347	$363,778	$10,752	$374,530
Consumer	$433,508	$—	$433,508	$394,382	$—	$394,382
Altiris (4)	$78,424	$13,505	$91,929	$40,933	$—	$40,933
Services	$86,010	$—	$86,010	$66,356	$—	$66,356
Other (3)	$328	$—	$328	$67	$—	$67

Revenue by Geography:
Americas (5)	$764,470	$12,222	$776,692	$696,367	$9,071	$705,438
EMEA	$460,485	$5,191	$465,676	$386,422	$3,166	$389,588
Asia Pacific/Japan	$194,134	$830	$194,964	$177,619	$747	$178,366

Total U.S. Revenue	$695,517	$12,027	$707,544	$628,614	$8,659	$637,273
Total International Revenue	$723,572	$6,216	$729,788	$631,794	$4,325	$636,119

We believe the non-GAAP revenue measures set forth above are useful to investors, and such items are used by our management, because revenue associated with deferred revenue that was excluded as a result of purchase accounting adjustments to fair value is reflective of ongoing operating results.

(1)	Following our ERP system implementation in the third quarter of fiscal 2007, we completed an analysis of the allocation of maintenance revenues across our enterprise segments. Accordingly, we have recast maintenance revenues for these segments for each quarter of fiscal 2007. This recast primarily affected our Data Center Management and Security and Data Management segments. In addition, during the June 2007 quarter, we added a new business segment called Altiris consisting of the Altiris products and our Ghost, pcAnywhere, and LiveState Delivery products, which moved from the Security and Data Management segment. We also moved our Managed Security Services and DeepSight products to the Services segment from the Security and Data Management segment.

(2)	Symantec adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” or SAB 108, during the March 2007 quarter. As such, our results for the September 2006 fiscal quarter include the adoption of SAB 108. We believe the resulting changes to the previously reported amounts to the quarter are immaterial. See item 15, “Summary of Significant Accounting Policies” in our March 2007 10-K for a detailed explanation of the impact of our adoption of SAB 108.

(3)	The other category contains divested product lines and/or product lines nearing the end of their life cycle. See item 15, Footnote 15 in our March 2007 10-K.

(4)	Altiris was acquired on April 6, 2007. As a result, the September 2007 quarter includes the Altiris products combined with the Ghost, pcAnywhere, and LiveState Delivery products, and the September 2006 quarter excludes the Altiris products.

(5)	The Americas includes the United States, Latin America, and Canada.

(6)	The non-GAAP adjustments add back the deferred revenue for Veritas and Altiris that was excluded as a result of adjustments to fair value.

(7)	The non-GAAP adjustments add back the deferred revenue for Veritas that was excluded as a result of adjustments to fair value.

SYMANTEC CORPORATION
Reconciliation of GAAP Deferred Revenue to Non-GAAP Deferred Revenue
(Unaudited)
(In thousands)

	September 30, 2007	September 30, 2006(1)
Deferred revenue reconciliation
GAAP deferred revenue	$2,598,597	$2,325,355
Add back:
Fair value adjustment to Veritas deferred revenue (2)	7,235	22,263
Fair value adjustment to Altiris deferred revenue (2)	18,653	—

Non-GAAP deferred revenue	$2,624,485	$2,347,618

We believe the non-GAAP measure set forth above is useful to investors, and such item is used by our management, because deferred revenue that was excluded as a result of purchase accounting adjustments to fair value is reflective of ongoing operating results.

(1)	Symantec adopted Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” or SAB 108, during the March 2007 quarter. As such, our results for the September 2006 fiscal quarter include the adoption of SAB 108. We believe the resulting changes to the previously reported amounts to the quarter are immaterial. See item 15, “Summary of Significant Accounting Policies” in our March 2007 10-K for a detailed explanation of the impact of our adoption of SAB 108.

(2)	The non-GAAP adjustments add back the deferred revenue for Veritas and Altiris that was excluded as a result of adjustments to fair value.

SYMANTEC CORPORATION
Guidance — Reconciliation of Projected GAAP Revenue and Earnings per Share
to Non-GAAP Revenue and Earnings per Share
(Unaudited)

Q3 FY’08
Revenue reconciliation (in millions)
GAAP revenue range	$1,410 - $1,450
Add back:
Fair value adjustment to Veritas deferred revenue (1)	5
Fair value adjustment to Altiris deferred revenue (1)	10

Non-GAAP revenue range	$1,425 - $1,465

Earnings per share reconciliation
GAAP earnings per share range	$0.06 - $0.11
Add back:
Stock-based compensation, net of tax (2)	0.04
Fair value adjustment to Veritas and Altiris deferred revenue, amortization of acquired product rights and other intangible assets, and restructuring, net of tax (1,3,4)	0.15

Non-GAAP earnings per share range	$0.25 - $0.30

We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas and Altiris deferred revenue. We include revenue associated with Veritas and Altiris deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation, net of tax. Consists of expenses for employee stock options, restricted stock units, restricted stock awards and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expense because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

(4)	Restructuring. This amount arises from severance, benefits, outplacement services, and excess facilities resulting from our company restructuring. We exclude this amount because we believe it is not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

SYMANTEC CORPORATION
Guidance — Reconciliation of Projected GAAP Deferred Revenue
to Non-GAAP Deferred Revenue
(Unaudited)

Deferred revenue reconciliation (in millions)	December 31, 2007
GAAP deferred revenue	$2,635 - $2,785
Add back:
Fair value adjustment to Veritas deferred revenue (1)	5
Fair value adjustment to Altiris deferred revenue (1)	10

Non-GAAP deferred revenue	$2,650 - $2,800

We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reason described below.

(1)	Fair value adjustment to Veritas and Altiris deferred revenue. We include deferred revenue associated with Veritas and Altiris that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.